ADDvantage Technologies Group, Inc.
1221 E. Houston
Broken Arrow, Oklahoma 74012

For further information	KCSA Strategic Communications
Company Contact:	Garth Russell
Scott Francis (918) 251-9121	(212) 896-1250
grussell@kcsa.com

ADDvantage Technologies Announces Results
for the Fiscal First Quarter of 2016
- - -

BROKEN ARROW, Oklahoma, February 9, 2016 – ADDvantage Technologies Group, Inc. (NASDAQ: AEY), today announced its financial results for the three month period ended December 31, 2015.

“We continued to experience a general weakness related to equipment sales in the Cable TV and Telco segments, which negatively impacted our revenues during the fiscal first quarter of 2016.  Despite the lower sales in the quarter, we continued to manage all of our expenses in order to maintain a positive net income for the quarter,” said David Humphrey, President and CEO of ADDvantage Technologies. “We are encouraged by recent signs of improvement in the Telco industry and remain optimistic that sales opportunities will materialize in the near term. Furthermore, we are working diligently to explore all opportunities to expand in the Cable TV segment, both in products and services offered to our customers. In addition, we recently acquired a business based in Tennessee that provides cable television equipment repairs as well as sales of equipment. This new location will allow us to further support our Cable Television customers in the Ohio Valley and Central Atlantic regions of the U.S.”

“While we are not pleased with this quarter’s results, we are confident that our dedicated sales team and strong balance sheet position enables us to adapt to changing market dynamics, so we can benefit from opportunities in the market. We also continue to work with an investment bank to identify strategic acquisition targets that could further establish our presence in the broader telecommunications industry,” concluded Mr. Humphrey.

Consolidated sales decreased 24% to $8.2 million for the three months ended December 31, 2015, compared with $10.8 million for the same period ended December 31, 2014. The decrease in sales resulted from a $1.8 million and $0.7 million decrease in sales in the Cable TV segment and Telco segment, respectively, compared to the prior year.

Consolidated operating, selling, general and administrative expenses decreased $0.4 million, or 13%, to $2.7 million for the three months ended December 31, 2015, from $3.1 million for the same period last year.  This decrease was due to $0.5 million in Telco segment expenses, partially offset by an increase of $0.1 million in Cable TV segment expenses.

Net income for the three months ended December 31, 2015, was $24 thousand, or $0.00 per diluted share, compared with $0.4 million, or $0.04 per diluted share, for the same period of 2014.

Consolidated EBITDA for the three months ended December 31, 2015, was $0.4 million compared with $1.1 million for the same period ended December 31, 2014.

Cash and cash equivalents were $6.7 million as of December 31, 2015, compared with $6.1 million as of September 30, 2015. As of December 31, 2015, inventory was $23.0 million, compared with $23.6 million as of September 30, 2015.

Earnings Conference Call

The Company will host a conference call today, February 9th, at 12:00 p.m. Eastern Time featuring remarks by David Humphrey, President and Chief Executive Officer, Dave Chymiak, Chief Technology Officer, and Scott Francis, Chief Financial Officer.

The conference call will be available via webcast and can be accessed through the Investor Relations section of ADDvantage's website, www.addvantagetechnologies.com www.addvantagetechnologies.com.  Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet broadcast. The dial-in number for the conference call is 888-438-5535 (domestic) or 719-325-2329 (international). All dial-in participants must use the following code to access the call: 5749081. Please call at least five minutes before the scheduled start time.

For interested individuals unable to join the conference call, a replay of the call will be available through February 23, 2016, at 877-870-5176 (domestic) or 858-384-5517 (international). Participants must use the following code to access the replay of the call: 5749081.  An online archive of the webcast will be available on the Company's website for 30 days following the call.

About ADDvantage Technologies Group, Inc.
ADDvantage Technologies Group, Inc. (NASDAQ:  AEY) supplies the cable television (CATV) and telecommunications industries with a comprehensive line of new and used system-critical network equipment and hardware from a broad range of leading manufacturers. The equipment and hardware ADDvantage distributes is used to acquire, distribute, and protect the communications signals carried on fiber optic, coaxial cable and wireless distribution systems, including television programming, high-speed data (Internet) and telephony. In addition, ADDvantage operates a national network of technical repair centers focused primarily on CATV equipment and recycles surplus and obsolete CATV and telecommunications equipment.

ADDvantage operates through its subsidiaries, Tulsat, Tulsat-Arizona, Tulsat-Atlanta, Tulsat-Nebraska, Tulsat-Tennessee, Tulsat-Texas, NCS Industries, ComTech Services and Nave Communications. For more information, please visit the corporate web site at www.addvantagetechnologies.com.

The information in this announcement may include forward-looking statements.  All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, are forward-looking statements.  These statements are subject to risks and uncertainties, which could cause actual results and developments to differ materially from these statements.  A complete discussion of these risks and uncertainties is contained in the Company’s reports and documents filed from time to time with the Securities and Exchange Commission.

Non-GAAP Financial Measures
EBITDA is a supplemental, non-GAAP financial measure.  EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization.  Management believes providing EBITDA in this release is useful to investors’ understanding and assessment of the Company’s ongoing continuing operations and prospects for the future and it is a metric used by the financial community as a method of measuring our financial performance and of evaluating the market value of companies considered to be in similar businesses.  Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance.  EBITDA, as calculated in the table below, may not be comparable to similarly titled measures employed by other companies.  In additions, EBITDA is not necessarily a measure of our ability to fund our cash needs.
(Tables follow)

ADDVANTAGE TECHNOLOGIES GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended December 31,
	2015	2014
Sales	$8,249,668	$10,837,158
Cost of sales	5,484,288	7,005,355
Gross profit	2,765,380	3,831,803
Operating, selling, general and administrative expenses	2,668,625	3,075,459
Income from operations	96,755	756,344
Interest expense	67,761	85,421
Income before provision for income taxes	28,994	670,923
Provision for income taxes	5,000	255,000

Net income	$23,994	$415,923

Earnings per share:
Basic	$0.00	$0.04
Diluted	$0.00	$0.04
Shares used in per share calculation:
Basic	10,069,139	10,041,206
Diluted	10,069,139	10,044,619

	Three Months Ended December 31, 2015			Three Months Ended December 31, 2014
	Cable TV	Telco	Total	Cable TV	Telco	Total
Income (loss) from operations	$116,841	$(20,086)	$96,755	$618,811	$137,533	$756,344
Depreciation	72,464	22,716	95,180	71,564	27,244	98,808
Amortization	−	206,451	206,451	−	206,452	206,452
EBITDA	$189,305	$209,081	$398,386	$690,375	$371,229	$1,061,604

ADDVANTAGE TECHNOLOGIES GROUP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(UNAUDITED)

	December 31, 2015	September 30, 2015
Assets
Current assets:
Cash and cash equivalents	$6,711,341	$6,110,986
Accounts receivable, net of allowance for doubtful accounts of $250,000	3,968,551	4,286,377
Income tax receivable	13,998	−
Inventories, net of allowance for excess and obsolete
inventory of $2,906,628 and $2,756,628, respectively	22,991,872	23,600,996
Prepaid expenses	115,652	153,454
Deferred income taxes	1,774,000	1,776,000
Total current assets	35,575,414	35,927,813

Property and equipment, at cost	10,922,174	10,785,799
Less: Accumulated depreciation	(4,679,976)	(4,584,796)
Net property and equipment	6,242,198	6,201,003

Intangibles, net of accumulated amortization	5,593,022	5,799,473
Goodwill	3,910,089	3,910,089
Other assets	134,678	134,678

Total assets	$51,455,401	$51,973,056

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,870,759	$1,784,482
Accrued expenses	1,003,544	1,358,681
Income tax payable	−	122,492
Notes payable – current portion	880,999	873,752
Other current liabilities	992,838	982,094
Total current liabilities	4,748,140	5,121,501

Notes payable, less current portion	4,142,894	4,366,130
Deferred income taxes	286,000	286,000
Other liabilities	1,085,930	1,064,717
Total liabilities	10,262,964	10,838,348

Shareholders’ equity:
Common stock, $.01 par value; 30,000,000 shares authorized; 10,572,019 and 10,564,221 shares issued, respectively; 10,071,361 and 10,063,563 shares outstanding, respectively	105,720	105,642
Paid in capital	(5,078,612)	(5,112,269)
Retained earnings	47,165,343	47,141,349
Total shareholders’ equity before treasury stock	42,192,451	42,134,722

Less: Treasury stock, 500,658 shares, at cost	(1,000,014)	(1,000,014)
Total shareholders’ equity	41,192,437	41,134,708

Total liabilities and shareholders’ equity	$51,455,401	$51,973,056